THIS DEBT SETTLEMENT AGREEMENT made as of the 22ndday of March, 2018.

BETWEEN:

KINETIC GROUP INC., a company duly incorporated under the laws of the State of Nevada and having its registered office situated at 701 South Carson Street, Suite 200, Carson City, Nevada 89701

(hereinafter called the "Debtor")

OF THE FIRST PART

AND:

YAROSLAV STARTSEV, an individual of 12001 Research Parkway, Suite 236, Orlando, FL 32826

(hereinafter called the "Creditor")

OF THE SECOND PART

WHEREAS:

A.  As at the date hereof, the Debtor is indebted to the Creditor in the amount of $15,500.00 (the "Debt") for management fees incurred by the Debtor;

B.  The Creditor has agreed to donate the said Debt to the company’s contributed capital in full satisfaction of the Debt.

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the mutual promises and covenants herein contained, the parties hereto agree as follows:

l.  The Creditor hereby agrees to donate the Debt to the company’s contributed capital in full satisfaction of the Debt, effective March 31, 2018.

2. The Creditor hereby releases and forever discharges the Debtor, its successors and assigns from all manner of actions, suits, debts due, accounts, bonds, contracts, claims and demands whatsoever which against the Debtor it ever had or now has in connection to the Debt.

3. This Agreement shall be governed by and be construed in accordance with the laws of the State of Nevada.  The courts of the State of Nevada shall have sole jurisdiction to hear and determine all manner of disputes and claims arising out of or in any way connected with the construction, breach or alleged, threatened or anticipated breach of this Agreement and determine all questions as to the validity, existence or enforceability thereof.

4. Time shall be of the essence of this Agreement.

5. This Agreement may be executed in two or more counterparts each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

6. This Agreement shall enure to the benefit of and be binding upon each of the parties hereto and their respective successors and permitted assigns.

IN WITNESS WHEREOF the parties have executed this Agreement as of the day and year first above written.

The Common Seal of KINETIC GROUP INC.

was hereunto affixed in the presence of:

                                                                                                                 C/S

/s/ Nikolai Kuzmin

Authorized Signatory

________________

Authorized Signatory

/s/ Yaroslav Startsev_____

YAROSLAV STARTSEV